UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  December 16, 2004

THE E.W. SCRIPPS COMPANY

(Exact name of registrant as specified in its charter)

Ohio	0-16914	31-1223339
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

312 Walnut Street Cincinnati, Ohio	45202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 977-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

THE E.W. SCRIPPS COMPANY

INDEX TO CURRENT REPORT ON FORM 8-K

Item No.		Page
1.01	Entry into a Material Definitive Agreement	3

5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers	3

9.01	Financial Statements and Exhibits	3

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Item 1.01 Entry into a Material Definitive Agreement

On December 16, 2004 Alan M. Horton retired from his role as Senior Vice President/Newspapers. Upon his retirement, The E. W. Scripps Company (“the Company”) entered into a Consulting Agreement and a Special Retirement Supplement Agreement with Horton. The Consulting Agreement is filed as Exhibit 99.01 and the Special Retirement Supplement Agreement is filed as Exhibit 99.02.

Horton will serve as an independent consultant for the Company for a three year term beginning January 1, 2005, and will provide the Company and its subsidiaries and affiliates and the Scripps Howard Foundation with business advice and other consulting services, as may be requested from time to time by the Company. In consideration for all services performed by Horton, he will be paid a monthly fee of $12,500 during the term of the agreement. In addition, should Horton satisfy his obligations and the agreement expires in the normal course, the Company will pay Horton a one-time fee of $50,000 within thirty days following the expiration of the term.

The Special Retirement Supplement provides Horton with three equal payments of $166,666.67 on January 15, 2005, January 15, 2006 and January 15, 2007.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On December 16, 2004 Alan M. Horton retired from his role as Senior Vice President/Newspapers.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

99.01         Consulting Agreement.

99.02         Special Retirement Supplement Agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE E.W. SCRIPPS COMPANY

BY:	/s/ Joseph G. NeCastro
Joseph G. NeCastro
Senior Vice President and Chief Financial Officer

Dated: December 22, 2004

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